Cohen                                            Cohen Fund Audit Services, Ltd.
Fund Audit Services                              800 Westpoint Pkwy., Suite 1100
[LOGO]                                           Westlake, OH 44145-1524
                                                 www.cohenfund.com
                                                 440.835.8500
                                                 440.835.1093






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     As the independent registered public accounting firm, we hereby consent to the use of our report dated May 15, 2006, for Nakoma Mutual Funds, comprising Nakoma Absolute Return Fund and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 5 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 to the Nakoma Mutual Funds Registration Statement on Form N-1A.





     /s/Cohen Fund Audit Services

     Cohen Fund Audit Services, Ltd.
     (f.k.a. Cohen McCurdy, Ltd.)
     Westlake, Ohio
     September 29, 2006





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